Prospectus Supplement No. 2                     Filed Pursuant To Rule 424(b)(3)
To Prospectus Dated November 17, 1999                 Registration No. 333-90011


                                 C-COR.net CORP.

                        3,589,604 Shares of Common Stock
                           (1,794,802 Pre-Stock Split)


     This Prospectus Supplement supplements information contained in that certain Prospectus of C-COR.net Corp. (the "Company") dated November 17, 1999, as supplemented by Prospectus Supplement No. 1 dated December 3, 1999
(collectively, the "Prospectus") relating to the resale by the selling shareholders listed therein of shares of Common Stock, par value of $0.10 per share (the "Common Stock"), of the Company. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. All capitalized terms used but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.

     On December 8, 1999, the Company announced that its board of directors declared a two-for-one stock split of its Common Stock (the "Stock Split"). On January 6, 2000, shareholders of the Company received one additional share for every share that they owned of record on December 22, 1999. As a result of the Stock Split, the par value per share of the Common Stock was reduced from $0.10 to $0.05. The section entitled "Selling Shareholders" beginning on page 13 of the Prospectus is hereby amended and restated in its entirety by the information set forth below.

                              SELLING SHAREHOLDERS

     The table below sets forth information regarding our common stock which has been issued or is issuable to the selling shareholders as of January 11, 2000 and assumes that each selling shareholder listed below continues to own the number of shares (and has not purchased any additional shares) which each selling shareholder owned on November 17, 1999. The following table assumes that the selling shareholders sell all of the shares offered by this prospectus. The securities to be sold include shares of common stock which were issued or are issuable upon the exercise of warrants owned by the selling shareholders, which warrants were acquired by selling shareholders from Silicon Valley Communications and converted by us into warrants to acquire our common stock in connection with our acquisition of Silicon Valley Communications. In addition, the following table shows the number of shares beneficially owned after taking into effect the two-for-one stock split (the "Stock Split"). Pursuant to the Stock Split, on January 6, 2000 shareholders received one additional share of our common stock for every share that they owned of record as of December 22, 1999. We are unable to determine the exact number of shares that have actually been sold or will be sold.

     We have filed with the Commission, under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the securities from time to time on The Nasdaq National Market or in privately negotiated transactions and have agreed to keep the registration statement effective until the securities are no longer required to be registered for the sale thereof by the selling shareholders.

     The table below assumes the exercise of all outstanding warrants owned by the selling shareholders. The percentages, if any, were calculated based on shares of common stock outstanding as of January 11, 2000 plus the shares issued or issuable to the selling shareholders listed in this prospectus and includes 350,418 shares of common stock issuable to selling shareholders upon termination of an escrow arrangement and 507,060 shares of common stock which were issued or are issuable upon the exercise of outstanding warrants and options owned by the selling shareholders.

                                                   Securities Owned                          Securities Owned
                                                   Prior to Offering                          After Offering
                                     ---------------------------------------------     -----------------------------
                                                        Shares of                        Number of
                                      Shares of       Common Stock     Percent of        Shares of       Percent of
Name of Selling Shareholder         Common Stock     Offered Hereby   Common Stock     Common Stock     Common Stock
---------------------------         ------------     --------------   ------------     ------------     ------------
Mary Fong........................     359,586          359,586           1.12%              0              *
Abraham Jou......................     212,322          212,322             *                0              *
Ching Ho.........................     174,034          174,034             *                0              *
Yu Zheng.........................       2,598            2,598             *                0              *
Anthony Peter Fulford............         236              236             *                0              *
Chander Malkani..................       2,474            2,474             *                0              *
Jiaxiang Wang....................       1,890            1,890             *                0              *
Tidetime Group Corporation.......     151,254          151,254             *                0              *
Beluga Capital Group Inc.........     189,068          189,068             *                0              *
Nelson Y.K. Yang.................      11,910           11,910             *                0              *
Chun-Meng Su.....................       1,264            1,264             *                0              *
Yong Hong (Jenny) Zhang..........          94               94             *                0              *
Taiwan United Venture
  Capital Corporation............     108,714          108,714             *                0              *
Tsai Hsi Lin.....................      15,124           15,124             *                0              *
Kuo-Chi Chien....................         598              598             *                0              *
James T. Chang...................       5,470            5,470             *                0              *
Benny Choo.......................         378              378             *                0              *
Hsi-wei Chao.....................       1,134            1,134             *                0              *
Chia Yu Lin......................       1,062            1,062             *                0              *
Yu-Ching Pan.....................         412              412             *                0              *
Tju-Che Ching....................      11,344           11,344             *                0              *
Lin Kuo-Ching....................       9,074            9,074             *                0              *
Fred Yepez.......................          94               94             *                0              *
Chorng-Luh Hu....................       5,672            5,672             *                0              *
Chuo-kee (Joe) Bo................         254              254             *                0              *
Colman Chan......................         590              590             *                0              *

                                                   Securities Owned                          Securities Owned
                                                   Prior to Offering                          After Offering
                                     ---------------------------------------------     -----------------------------
                                                        Shares of                        Number of
                                      Shares of       Common Stock     Percent of        Shares of       Percent of
Name of Selling Shareholder         Common Stock     Offered Hereby   Common Stock     Common Stock     Common Stock
---------------------------         ------------     --------------   ------------     ------------     ------------

Tammy L. Grist...................         472              472             *                0              *
Joie Houl........................         944              944             *                0              *
Ken Kimura.......................       1,890            1,890             *                0              *
Robert Fields....................         378              378             *                0              *
Chi-Lin Young....................         756              756             *                0              *
Chien-Yee Cheng..................         472              472             *                0              *
Yi-Qiang Li......................       1,022            1,022             *                0              *
Keh-Lih Tzuoo....................       1,418            1,418             *                0              *
Yuen-hsun Chou...................       4,254            4,254             *                0              *
Li-Chung Chen....................       2,836            2,836             *                0              *
Gengxin Li.......................       1,418            1,418             *                0              *
Rodolfo R. Antiporda.............       1,102            1,102             *                0              *
Li-jie Deng......................         756              756             *                0              *
Ranjit Mand......................          74               74             *                0              *
Stephen Peng.....................         756              756             *                0              *
Ling-Hang Chen...................         566              566             *                0              *
Global Prince Inc................     410,280          410,280           1.28%              0              *
Marlin Ltd.......................     107,136          107,136             *                0              *
Pogala Investment Co., Ltd.......      18,270           18,270             *                0              *
Regent Star Inc..................     107,136          107,136             *                0              *
Jon M. Harb......................         708              708             *                0              *
Eric Pearson.....................       7,090            7,090             *                0              *
Chinlon Lin......................       1,260            1,260             *                0              *
Vinh Le..........................         472              472             *                0              *
Thawin Cheeminissarakun..........     149,362          149,362             *                0              *
Ming-Lieh (Ringo) Chang..........      47,266           47,266             *                0              *
Lian-Tsai Jong...................      94,534           94,534             *                0              *
Somsi Srimanut...................     189,068          189,068             *                0              *
Wen-Lung Chung...................      47,266           47,266             *                0              *
Kou Tsun-Mei Chung...............      47,266           47,266             *                0              *
Chinatrust Venture Capital
  Co., Ltd.......................     141,800          141,800             *                0              *
Pacific Venture Capital Co.,
  Ltd............................     141,800          141,800             *                0              *
Euroc II Venture Capital
  Corp...........................      94,534           94,534             *                0              *
Concord Venture Capital..........      47,266           47,266             *                0              *
Concord II Venture Capital.......      47,266           47,266             *                0              *
Ta Ya Electric Wire &
  Cable Co., Ltd.................      94,534           94,534             *                0              *
First Taiwan Venture
  Capital, Inc...................      47,266           47,266             *                0              *
Grand Cathay Venture
  Capital Co., Ltd...............      47,266           47,266             *                0              *
David Bo Choo Kui................      18,906           18,906             *                0              *
Hang-Chien Hsu...................      28,360           28,360             *                0              *
Seaquest Ventures Inc............      11,344           11,344             *                0              *
Y. I. Hsu........................         944              944             *                0              *
Mann-Li Jen......................       1,418            1,418             *                0              *
Wu chun Liu......................       2,836            2,836             *                0              *
Der Chang Yeh....................         472              472             *                0              *
Steve Y. Wu......................       1,418            1,418             *                0              *
Yee-Pine Fu......................         472              472             *                0              *
Teddy Tam........................       2,836            2,836             *                0              *
Tsung Jen Chiu...................      11,816           11,816             *                0              *
Wen Hua Wang.....................      11,816           11,816             *                0              *
Tyng Guey Wang...................      11,816           11,816             *                0              *
Mun Yee Kwok.....................      11,816           11,816             *                0              *
China Investment &
  Development Company,
  Limited........................      47,266           47,266             *                0              *
Dupree Chia......................       9,452            9,452             *                0              *
Chi-Lien Wang....................      14,180           14,180             *                0              *
Merry Electronics Co., Ltd.......      56,720           56,720             *                0              *
Grand Pacific Investment
  & Development Co., LTD.........      94,534           94,534             *                0              *
Kwei-Sus Hsu.....................      20,372           20,372             *                0              *
Edward Feghali...................       5,612            5,612             *                0              *
Tzong-Jiang......................       1,134            1,134             *                0              *
Eduardo Ho.......................       2,836            2,836             *                0              *
Shu-Jen Jou......................       3,780            3,780             *                0              *
Vivian Ho........................       8,318            8,318             *                0              *
Thai Wonderful Cable
  & Wire Co. Ltd.................       9,566            9,566             *                0              *
Far East National Bank...........       7,562            7,562             *                0              *
GBC Venture Capital, Inc.........      17,392           17,392             *                0              *
________________________

*  Less than one percent.

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     AN INVESTMENT IN THE SHARES OFFERED HEREBY  INVOLVES A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS.



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     NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus Supplement is January 18, 2000.